UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SECOND SIGHT MEDICAL PRODUCTS, INC.

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FOR IMMEDIATE RELEASE

Second Sight Medical Products Announces Year Four NIH
Funding of its Orion Study

Grant proceeds support an ongoing early feasibility study of Orion

Los Angeles, CA – (BUSINESS NEWSWIRE) – July 18, 2022 – Second Sight Medical Products, Inc. (NASDAQ: EYES) (the “Company” or “Second Sight”), a leading developer of implantable visual prostheses that are intended to create an artificial form of useful vision for blind individuals, today announced that the Company received notice from the National Institutes of Health (“NIH”) of the release of year four funding for its Early Feasibility Clinical Trial of a Visual Cortical Prosthesis (the “Orion Trial”), grant 5UH3NS103442. The NIH released $1.1 million of the $6.4 million planned five-year grant. The Company uses the funds primarily to pay UCLA and Baylor College of Medicine to conduct the Orion Trial. The funding supports continuation of this important research and testing of the Orion Visual Cortical Prosthesis.

About the Orion Visual Cortical Prosthesis System

Leveraging Second Sight’s 20 years of experience in neuromodulation for vision, the Orion Visual Cortical Prosthesis System (Orion) is an implanted cortical stimulation device intended to provide useful artificial vision to individuals who are blind due to a wide range of causes, including glaucoma, diabetic retinopathy, optic nerve injury or disease, and eye injury. Orion is intended to convert images captured by a miniature video camera mounted on glasses into a series of small electrical pulses. The device is designed to bypass diseased or injured eye anatomy and to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the brain’s visual cortex, where it is intended to provide the perception of patterns of light. An early feasibility study of the Orion is currently underway at the Ronald Reagan UCLA Medical Center in Los Angeles and the Baylor College of Medicine in Houston. No peer-reviewed data is available yet for the Orion system.

About Second Sight Medical Products, Inc.

Second Sight Medical Products, Inc. (Nasdaq: EYES) develops implantable visual prostheses that are intended to deliver useful artificial vision to blind individuals. A recognized global leader in neuromodulation devices for blindness, the Company is committed to developing new technologies to treat the broadest population of sight-impaired individuals. The Company’s headquarters are in Los Angeles, California. More information is available at secondsight.com. On February 4, 2022, Second Sight entered into a merger agreement with Nano Precision Medical, Inc., (“NPM”) and, following approval by shareholders of the Company, anticipates concluding the merger in August 2022.

Safe Harbor

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “intended” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this press release regarding the amount of NIH grant proceeds expected to be received. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Second Sight’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) legal claims or proceedings relating to Second Sight’s termination of the Memorandum of Understanding with Pixium Vision and costs relating thereto; (2) changes in applicable laws or regulations; (3) the possibility that Second Sight may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of COVID-19 on Second Sight’s business; (5) the possibility that shareholders of the Company may not approve the merger with NPM or that the merger may not be completed for any other reason; and (6) various other risks and uncertainties. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak, including subvariants thereof and there may be additional risks that Second Sight considers immaterial or which are unknown. A further list and description of risks and uncertainties can be found in Second Sight’s Annual Report on Form 10-K filed on March 29, 2022, and in the Company’s Forms 10-K/A filed on May 2, 2022, S-4 filed on May 13, 2022, and 10-Q filed on May 16, 2022, and as thereafter amended. Any forward-looking statement made by us in this press release is based only on information currently available to Second Sight and speaks only as of the date on which it is made. Second Sight undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Additional Information and Where to Find It

This communication, among other things, relates to a proposed business combination of the Company and NPM. The Company filed the registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which included a document that serves as a prospectus and proxy statement of the Company. The SEC declared the registration statement effective on June 24, 2022, and the proxy statement/prospectus was first mailed to shareholders of the Company on or about June 29, 2022. The proxy statement/prospectus described above contains important information about the Company, NPM, proposed merger, and related matters. This communication is not a substitute for the proxy statement/prospectus described above. Investors and securityholders are urged to carefully read the proxy statement/prospectus and all other relevant documents filed by the Company with the SEC because they contain important information about the merger and related matters. All documents are available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Company’s Investor Relations department at investors@secondsight.com.

Participants of Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and all other relevant materials filed with the SEC regarding the proposed merger when they become available. This document is available from the Company free of charge as described in the preceding paragraph.

Company Contact:

Scott Dunbar

Acting CEO

investors@secondsight.com

(818) 833-5000

Investor Relations Contact:

Dave Gentry
RedChip Companies Inc.
1-800-RED-CHIP (733-2447)
Or 407-491-4498
Dave@redchip.com